Exhibit 99.3

May 24, 2012

Heinz Raises Annualized Common Stock Dividend by 14 Cents to $2.06 Per Common

Share; 7.3% Increase Marks Ninth Consecutive Year of Dividend Growth

PITTSBURGH –H.J. Heinz Company (NYSE: HNZ) announced today that its Board of Directors has approved a 7.3% increase in the annualized common stock dividend, marking the Company’s ninth consecutive year of dividend growth.

The quarterly common stock dividend will increase from 48.0 cents to 51.5 cents per share quarterly for all shareholders of record as of June 24, 2012, payable July 10, 2012. The dividend declared by the Board results in a new annualized common stock dividend of $2.06, an increase of $0.14 from last year.

Heinz Chairman, President and CEO William R. Johnson said: “Heinz has built a strong track record of delivering dividend growth. The 7.3% increase reflects the Company’s solid performance and strong cash flow, continued confidence in our proven long-term growth strategy and most importantly, our commitment to enhancing shareholder value.”

Including today’s announcement, Heinz has increased the annualized common stock dividend by 91% since Fiscal 2004, a compound annual growth rate of 7.4%. From Fiscal 2004 through Fiscal 2012, Heinz returned almost $4.4 billion to shareholders through dividend payouts.

The Board also declared a dividend of 42.5 cents per share on the Company’s Third Cumulative Preferred Stock, $1.70 First Series, payable July 1, 2012 to shareholders of record at the close of business on June 24, 2012.

(See separate press release today regarding the Company’s Fiscal 2012 full-year and fourth-quarter earnings.)

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release and our other public pronouncements contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words “will,” “expects,” “anticipates,” “believes,” “estimates” or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, dividend policy, and planned credit rating, as well as anticipated reductions in spending. These forward-looking statements reflect management’s view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz’s control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

•	sales, volume, earnings, or cash flow growth,

•	general economic, political, and industry conditions, including those that could impact consumer spending,

•	competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs,

•	competition from lower-priced private label brands,

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increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability,

•	the ability to identify and anticipate and respond through innovation to consumer trends,

•	the need for product recalls,

•	the ability to maintain favorable supplier and customer relationships, and the financial viability of those suppliers and customers,

•	currency valuations and devaluations and interest rate fluctuations,

•	changes in credit ratings, leverage, and economic conditions and the impact of these factors on our cost of borrowing and access to capital markets,

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our ability to effectuate our strategy, including our continued evaluation of potential opportunities, such as strategic acquisitions, joint ventures, divestitures, and other initiatives, our ability to identify, finance, and complete these transactions and other initiatives, and our ability to realize anticipated benefits from them,

•	the ability to successfully complete cost reduction programs and increase productivity,

•	the ability to effectively integrate acquired businesses,

•	new products, packaging innovations, and product mix,

•	the effectiveness of advertising, marketing, and promotional programs,

•	supply chain efficiency,

•	cash flow initiatives,

•	risks inherent in litigation, including tax litigation,

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the ability to further penetrate and grow and the risk of doing business in international markets, particularly our emerging markets; economic or political instability in those markets, strikes, nationalization, and the performance of business in hyperinflationary environments, in each case such as Venezuela; and the uncertain global macroeconomic environment and sovereign debt issues, particularly in Europe,

•	changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws,

•	the success of tax planning strategies,

•	the possibility of increased pension expense and contributions and other people-related costs,

•	the potential adverse impact of natural disasters, such as flooding and crop failures, and the potential impact of climate change,

•	the ability to implement new information systems, potential disruptions due to failures in information technology systems, and risks associated with social media,

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with regard to dividends, dividends must be declared by the Board of Directors and will be subject to certain legal requirements being met at the time of declaration, as well as our Board’s view of our anticipated cash needs, and

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other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 27, 2011 and reports on Forms 10-Q thereafter.

The forward-looking statements are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H.J. Heinz Company, offering “Good Food Every Day”™ is one of the world’s leading marketers and producers of healthy, convenient and affordable foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® Ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrees, T.G.I. Friday’s® meals & snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on six continents, showcased by Heinz® Ketchup, The World’s Favorite Ketchup®.

Contacts

H.J. Heinz Company

Media:

Michael Mullen, 412-456-5751

Michael.mullen@us.hjheinz.com

or

Investors:

Margaret Nollen, 412-456-1048

Mary Ann Bell, 412-237-9760